UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2014

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2014, Dominion Resources, Inc. (“Dominion”) and its wholly-owned subsidiaries, Virginia Electric and Power Company (“Virginia Power”) and Dominion Gas Holdings, LLC (“Dominion Gas”), entered into a $500,000,000 Five-Year Amended and Restated Revolving Credit Agreement with Keybank National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and other lenders named therein. Keybank National Association and U.S. Bank National Association served as Joint Lead Arrangers and Joint Bookrunners.

This credit facility amends and restates, in its entirety, the $500,000,000 Three-Year Revolving Credit Agreement dated as of September 24, 2010, as amended by First Amendment dated as of October 1, 2011, previously entered into by Dominion and Virginia Power. The amendments add Dominion Gas as a potential borrower, extend the maturity date and amend the definition of “Applicable Percentage.” A copy of the new credit agreement is included as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

10.1	$500,000,000 Five-Year Amended and Restated Revolving Credit Agreement among Dominion Resources, Inc., Virginia Electric and Power Company, Dominion Gas Holdings, LLC, Keybank National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ G. Scott Hetzer
G. Scott Hetzer Senior Vice President and Treasurer

Date: June 2, 2014